Exhibit 99.1

CONTACT: Investor inquiries: ir@corcept.com Media inquiries: communications@corcept.com www.corcept.com

Corcept Announces Planned Leadership Transition

Sean Maduck to Retire; Justin Gunn Appointed President, Endocrinology

REDWOOD CITY, Calif. – September 23, 2026 – Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of medications to treat severe endocrinologic, oncologic, metabolic and neurologic disorders by modulating the effects of the hormone cortisol, today announced the retirement of Sean Maduck, President of the company’s Endocrinology division. Justin Gunn will succeed Mr. Maduck and will fully assume his new responsibilities starting October 1. Mr. Gunn will join the company’s Executive Team, and will report to Joseph K. Belanoff, M.D., Corcept’s Chief Executive Officer. To enable a smooth transition, Mr. Maduck will remain with the company as a senior commercial advisor.

“Few leaders have made the kind of impact Sean has made over his remarkable career. The work he has led over the past 14 years has helped and will continue to help thousands of patients living with Cushing’s syndrome. I am grateful to Sean for his willingness to continue on as an advisor, particularly as we look ahead to what’s next for our Endocrinology business,” said Dr. Belanoff.

“In the two years since he joined Corcept, Justin has proven himself to be an outstanding commercial leader,” Dr. Belanoff continued. “The medical community is beginning to understand the true prevalence and impact of Cushing’s syndrome, and that means Corcept has an opportunity to reach and help many more patients. I am confident in Justin’s ability to lead this important work.”

Mr. Gunn joined Corcept in July 2024 as Vice President of Sales and Commercial Learning for the company’s Oncology division. In his tenure at Corcept, he designed and built an entirely new field sales and training organization to support the successful launch of Lifyorli®, the company’s medicine for the treatment of platinum-resistant ovarian cancer, approved in combination with nab-paclitaxel. Prior to Corcept, Mr. Gunn spent nearly 18 years with Gilead Sciences, where he led commercial sales teams in a diversity of therapeutic categories, including cardiovascular disease, respiratory disease, oncology and virology. He previously held marketing and sales roles of increasing seniority at Merck and Sepracor. Mr. Gunn holds a Bachelor of Science degree in business administration from the University of Arkansas.

About Corcept Therapeutics

For over 25 years, Corcept has focused on cortisol modulation and its potential to treat patients with a wide variety of serious disorders and has discovered more than 1,000 proprietary selective cortisol modulators and glucocorticoid receptor antagonists. Corcept is conducting advanced clinical trials in patients with hypercortisolism, solid tumors, ALS and liver disease.

Forward-Looking Statements

Statements in this press release, other than statements of historical fact, are forward-looking statements based on our current plans and expectations and are subject to risks and uncertainties that might cause our actual results to differ materially from any future results expressed or implied by such forward-looking statements.

In this press release, forward-looking statements include statements concerning: the retirement of Corcept’s current President of its Endocrinology division, the appointment of his successor and the transition; Corcept’s ability to help thousands of patients living with Cushing’s syndrome; Sean Maduck’s continued service as an advisor to Corcept; and Corcept’s opportunity to reach and help many more patients.

A further description of risks and uncertainties affecting our forward-looking statements can be found in our SEC filings, which are available at our website and the SEC’s website. These risks and uncertainties include, but are not limited to, those related to: our ability to operate our business; our efforts to study and develop Korlym®, Lifyorli, relacorilant, miricorilant, dazucorilant, nenocorilant and our other product candidates; those molecules’ clinical attributes; regulatory approvals, mandates, oversight and other requirements imposed on our products or our business by laws, regulations or discretion of government authorities; and the scope and protective power of our intellectual property. We disclaim any intention or duty to update forward-looking statements made in this press release.